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                                                                     EXHIBIT 5.1


                              December 5, 1996


Telegen Corporation
101 Saginaw Drive
Redwood City, CA  94063

                    RE:     REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Telegen Corporation, a California corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about December 6, 1996 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of: (A) 1,004,283 shares of Common Stock reserved for issuance upon exercise of options granted on or before September 26, 1996 pursuant to the Company's form of Employee Stock Option Agreement, (B) 61,000 shares of Common Stock reserved for issuance upon exercise of options granted on or before September 26, 1996 pursuant to the Company's form of Outside Director Stock Option Agreement, (C) 300,000 shares of Common Stock reserved for issuance under the Company's 1996 Director Option Plan, (D) 200,000 shares of Common Stock reserved for issuance under the Company's 1996 Employee Stock Purchase Plan and (E) 500,000 shares of Common Stock reserved for issuance under the Company's 1996 Stock Plan (collectively, the "Plans") (all such shares of Common Stock being hereinafter referred to as the "Shares"). As your legal counsel, we have reviewed the actions pro posed to be taken by you in connection with the proposed sale and issuance of the Shares by the Company under the Plans.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                         Very truly yours,



                         WILSON SONSINI GOODRICH & ROSATI
                         Professional Corporation